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                          VISTA ENERGY RESOURCES, INC.
                        550 WEST TEXAS AVENUE, SUITE 700
                              MIDLAND, TEXAS 79701

  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD          ,           .

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VISTA ENERGY RESOURCES,
                                      INC.

    The undersigned hereby appoints C. Randall Hill and Steven D. Gray, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock of Vista Energy Resources, Inc. the undersigned is entitled to vote, at the Special Meeting of Stockholders of Vista Energy Resources, Inc. to
be held on the   day of           ,     , at 10:00 a.m., local time, at The
Midland Room, Fasken Center, Tower II, 2nd Floor, 550 West Texas Avenue, Midland, Texas 79701, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or
postponements thereof. Receipt of the proxy statement dated           , 1999 is
acknowledged.

           PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (CONTINUED ON OTHER SIDE)

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE         PLEASE MARK YOUR VOTE      [X]
MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF   AS INDICATED IN THIS
SUCH DIRECTION, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND      EXAMPLE
"FOR" ITEM 2.
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    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VISTA ENERGY RESOURCES,
INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. To approve and adopt:

    - the Agreement and Plan of Merger dated as of October 8, 1999, among Vista Energy Resources, Inc., PEC Acquisition Corp. and Prize Energy Corp. relating to the merger of PEC Acquisition Corp., a wholly-owned subsidiary of Vista, with and into Prize; and

    - the related one-for-seven reverse stock split of all issued and outstanding shares of Vista common stock.

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. Contingent upon the passing of the proposal described in Item 1, to change the company's name to "Prize Energy Corp."

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and at any and all adjournments or postponements thereof.

                                     -------------------------------------------
                                                      Signature

                                     -------------------------------------------
                                              Signature if held jointly

                                     Dated:
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                                     Please sign exactly as name appears herein,
                                     date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.